Exhibit 3.1

MD Technologies Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

AUTHORIZED: 30,000,000 COMMON SHARES, $.0004 PAR VALUE

[Number]	[Shares	]

This Certifies That	SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 552688 10 3

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $.0004 PAR VALUE OF

MD Technologies Inc.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to all of the provisions of the Certificate of Incorporation, to all of which the holder by acceptance hereby assents. This Certificate is not valid until countersigned by the Transfer Agent.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated:

[William C. Ellison] Secretary	[William D. Davis] President

[CORPORATE SEAL]

COUNTERSIGNED: CORPORATE STOCK TRANSFER, INC. 3200 Cherry Creek South Drive, Suite 430, Denver, CO 80209

By:

Transfer Agent and Registrar Authorized Officer